UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2021

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                        Entry into a Material Definitive Agreement.

On July 6, 2021, Tenax Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) pursuant to which the Company agreed to sell and issue to the Investor 4,773,269 units (“Units”) in a private placement at a purchase price of $2.095 per Unit. Each Unit consists of one unregistered pre-funded warrant to purchase one share of common stock, par value $0.0001 (collectively the “Unregistered Pre-Funded Warrants”) and one unregistered warrant to purchase one share of common stock (collectively the “Unregistered Warrants” and together with the Unregistered Pre-Funded Warrants, the “Warrants”). In the aggregate, 9,546,538 shares of the Company’s common stock are underlying the Warrants. The aggregate gross proceeds to the Company of the Offering are expected to be approximately $10 million.

Each Unregistered Pre-Funded Warrant has an exercise price of $0.0001 per share of common stock, is immediately exercisable, may be exercised at any time until exercised in full and is subject to customary adjustments. Each Unregistered Warrant has an exercise price of $1.97 per share of common stock, is immediately exercisable, will expire five and one-half years from the date of issuance and is subject to customary adjustments. The Warrants may not be exercised if the aggregate number of shares of the Company’s common stock beneficially owned by the holder (together with its affiliates) would exceed 9.99% of the Company’s outstanding common stock immediately after exercise. However, the holder may increase (upon 61 days’ prior notice from the holder to the Company) or decrease such percentage, provided that in no event such percentage exceeds 9.99%.

The Company intends to use the net proceeds from the Offering to further its clinical trials of levosimendan and imatinib for research and development and for general corporate purposes, including working capital and potential acquisitions.

Also on July 6, 2021 and in connection with the private placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to register for resale the shares of the Company’s common stock issuable upon exercise of the Warrants within 120 days following the date of the Registration Rights Agreement.

Under certain circumstances, including, but not limited to, (i) if the registration statement is not filed by the earlier of 45 days after the date of the Registration Rights Agreement or 10 days after the Company files its next Form 10-Q (ii) if the registration statement has not been declared effective (A) by the 120th day after the date of the Registration Rights Agreement (or, in the event of a “full review” by the Securities and Exchange Commission (the “SEC”), the 150th day after the date of the Registration Rights Agreement) or (B) within five trading days following the date the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments then the Company has agreed to pay the Investor, as partial liquidated damages, an amount equal to 1.0% of the Investor’s aggregate subscription amount paid pursuant to the Purchase Agreement.

H.C. Wainwright & Co., LLC (“HCW) is entitled to fees related to the Offering under a tail provision in an engagement letter with the Company that relates to HCW’s assistance as a Placement Agent in a prior offering in July 2020 between the Investor and the Company (the “Tail Provision”). Pursuant to the Tail Provision, the Company will pay HCW a cash fee equal to 7.5% of the gross proceeds received by the Company in the Offering, totaling approximately $750,000. In addition, the Company has agreed to issue to HCW or its designees warrants to purchase up to 357,995 shares of common stock (representing 7.5% of the aggregate number of shares of common stock equivalents sold in the Offering) (the “HCW Warrants”). The HCW Warrants have substantially the same terms as the Unregistered, except that the HCW Warrants have an exercise price equal to $2.46, or 125% of the offering price per share of common stock, and will be exercisable for five years from the effective date of the Offering.

The issuance and sale of the Units, the Unregistered Warrants, the HCW Warrants and the shares of common stock issuable upon exercise of the Warrants and the HCW Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the registration statement and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The Purchase Agreement and the Registration Rights Agreement include customary representations, warranties and covenants by the Company. The foregoing descriptions of the Units, the Warrants, the HCW Warrants, the shares of common stock issuable upon exercise of the Warrants and the HCW Warrants, the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 3.02.                        Unregistered Sales of Equity Securities.

The information in Item 1.01 related to the private placement of the Units, the issuance of the Warrants and HCW Warrants and the shares of common stock issuable upon exercise of the Warrants and HCW Warrants is incorporated by reference into this Item 3.02.

Item 5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of CEO

On July 13, 2021, Anthony A. DiTonno will retire as the Chief Executive Officer of the Company and as a member of the Company’s Board of Directors (the “Board”) effective as of July 13, 2021 (the “Effective Separation Date”). In connection with his retirement, Mr. DiTonno entered into a Separation and General Release Agreement with the Company (the “Separation Agreement”), dated July 6, 2021. The terms of the Separation Agreement provide that Mr. DiTonno has the right to revoke the Separation Agreement until July 22, 2021.

Under the Separation Agreement, Mr. DiTonno is entitled to receive severance in an amount equal to one year of his current base annual salary, and a pro-rated amount of his annual bonus that would have been received had 100% of his annual goals been achieved (less applicable taxes and withholdings), payable in a lump sum on the 60th day following the Effective Separation Date. The Company will also reimburse COBRA premiums for coverage of Mr. DiTonno and his eligible dependents for up to 18 months if Mr. DiTonno timely and properly elects continuation coverage. The foregoing payments are contingent on Mr. DiTonno’s standard release of employment claims. In connection with his retirement and in order to ensure a smooth transition to the new CEO, Mr. DiTonno has received a stock option grant for 50,000 shares of common stock. All of Mr. DiTonno’s outstanding stock options for common stock of the Company will accelerate upon the Effective Separation Date, becoming fully vested, and shall be exercisable until the earlier of: (i) the original expiration date of each option under such option’s respective option agreement; or (ii) July 13, 2026. The Company is additionally reimbursing Mr. DiTonno for up to $5,000 in legal expenses related to the Separation Agreement. The Separation Agreement also contains such non-competition, non-solicitation, and confidentiality provisions and other terms and conditions as are usual and customary for agreements of this type. All of Mr. DiTonno’s obligations under his Employee Non-Disclosure, Inventions Assignment, and Competitive Business Activities Agreement, dated June 1, 2018, regarding confidentiality and proprietary information will continue.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of CEO and Member of the Board

On July 6, 2021, the Board appointed Christopher T. Giordano as the Company’s Chief Executive Officer and a member of its Board of Directors, effective July 14, 2021. From July 6, 2021 through July 14, 2021, Mr. Giordano will serve as an employee of the Company to assist with the smooth transition of Mr. DiTonno’s duties as CEO to Mr. Giordano.

Mr. Giordano, age 47, brings more than 20 years of experience in the clinical research industry. He most recently served as President of IQVIA Biotech and IQVIA MedTech (formerly Novella Clinical), where he led an executive team that executed a clinical trial portfolio that grew from 250 to 400 active projects during his three years of leadership commencing March 2018 through his departure in April 2021 and saw double-digit annual growth in sales each year of his tenure. Mr. Giordano has been involved in the pharmaceutical development industry since 1998. In January 2001, he joined PPD, another global clinical research organization, in a sales role. Over the next seven years, he grew into increasing operational responsibility, and in August 2008 transitioned to Quintiles as a Vice President, where he oversaw all consulting, regulatory, commercial, and clinical development services (including early-phase pharmacology through phase IV registry and safety studies) offered to his clients in the oncology, auto-immune, CNS, cardiovascular, and renal disease areas. He served in roles of increasing responsibility at Quintiles, being appointed Global Vice President of the cardiovascular, renal, and metabolic group in February 2016, a position he held until his appointment as President of IQVIA Biotech and IQVIA MedTech.

Effective July 6, 2021, the Company entered into an executive employment agreement with Mr. Giordano (the “Employment Agreement”). Under the Employment Agreement, Mr. Giordano will receive an annual base salary of $375,000. Mr. Giordano will also receive participation in medical insurance, dental insurance, and other benefit plans on the same basis as the Company’s other officers. Under the Employment Agreement, Mr. Giordano will also receive an annual cash bonus consisting of 50% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals). The Employment Agreement also provides for the grant of the following employment inducement stock options: (i) a one-time stock option grant of 250,000 shares of common stock with four-year straight-line vesting; and (ii) a one-time stock option grant of 100,000 shares of common stock with 50% vesting upon the achievement of certain performance metrics related to the clinical trials of the Company. These grants are to be made pursuant to the Company’s newly-adopted Plan for Employee Inducement Grants, described in further detail below and filed as Exhibit 10.3 to this Current Report on Form 8-K. The Company is further reimbursing Mr. Giordano for up to $10,000 of legal expenses related to the Employment Agreement.

The Employment Agreement is effective for a one-year term, and automatically renews for additional one-year terms, unless the Employment Agreement is terminated in advance of renewal or either party gives notice at least 90 days prior to the end of the then current term of an intention not to renew. If Mr. Giordano is terminated without cause, if he terminates his employment for good reason, or if the Company elects not to renew the Employment Agreement, Mr. Giordano would be entitled to receive (i) one-year of base salary, (ii) a pro-rated amount of the annual bonus that he would have received had 100% of goals been achieved, and (iii) one-year of COBRA reimbursements or benefits payments, as applicable. Mr. Giordano’s entitlement to these payments is conditioned upon execution of a release of claims.

For purposes of the Employment Agreement: (i) “cause” includes (a) a willful material breach of the Agreement by Mr. Giordano, (b) material misappropriation of Company property, (c) material failure to comply with Company policies, (d) abuse of illegal drugs or abuse of alcohol in a manner that interferes with the performance of Mr. Giordano’s duties, (e) dishonest or illegal action that is materially detrimental to the Company, (f) failure to cooperate with internal investigations or law enforcement and regulatory investigations, and (g) failure to disclose material conflicts of interest and (ii) “good reason” includes (a) a material reduction in base salary, (b) a material reduction of Mr. Giordano’s authority, duties or responsibility, (c) certain changes in geographic location of Mr. Giordano’s employment, or (d) a material breach of the Employment Agreement or other written agreement with Mr. Giordano by the Company.

In connection with Mr. Giordano’s appointment as CEO, on July 6, 2021, the Compensation Committee of the Board adopted the Plan for Employee Inducement Stock Option Grants (the “Plan”). The Plan provides for the grant of equity-based awards in the form of incentive stock options and non-qualified stock options. The Plan was adopted by the Compensation Committee of the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

The Board has reserved up to 350,000 shares of the Company’s common stock for issuance pursuant to awards granted under the Plan, and the Plan will be administered by the Compensation Committee of the Board. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the Plan may only be made to an employee who has not previously been an employee or member of the Board or any parent or subsidiary, or following a bona fide period of non-employment by the Company or a parent or subsidiary, if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

The foregoing descriptions of the Employment Agreement and the Plan do not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement and the Plan (including the form of stock option agreement to be used under the Plan), copies of which is filed as Exhibits 10.4 and 10.5, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.                        Regulation FD Disclosure.

On July 6, 2020, the Company issued a press release announcing the Offering, Mr. DiTonno’s retirement as CEO, Mr. Giordano’s appointment as CEO and the issuance of employment inducement stock options to Mr. Giordano. A copy of the press release is attached to this Current Report on Form 8-K as Exhibits 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1 attached hereto, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                          Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description

4.1	Form of Unregistered Pre-Funded Warrant (2021)

4.2	Form of Unregistered Warrant (2021)

4.3	Form of HCW Warrant (2021)

10.1	Securities Purchase Agreement for Unregistered Pre-Funded Warrant, dated as of July 6, 2021 by and between the Company and the Investor

10.2	Registration Rights Agreement dated as of July 6, 2021 by and between the Company and the Investor

10.3	Separation and General Release Agreement with Anthony A. DiTonno dated July 6, 2021.

10.4	Executive Employment Agreement with Christopher T. Giordano dated July 6, 2021.

10.5	Plan for Employee Inducement Stock Options adopted July 6, 2021 with Form of Stock Option Agreement

99.1	Press Release dated July 7, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2021	Tenax Therapeutics, Inc.

By: /s/ Michael B. Jebsen
Michael B. Jebsen
Chief Financial Officer